UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-6800

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2025, TransAct Technologies Incorporated (the “Company”) entered into a Source Code Purchase and Perpetual License Agreement (the “License Agreement”) and a related Transition Statement of Work (the “SOW,” and together with the License Agreement, the “Source Code Transition Agreement”) with Avery Dennison Corporation (“Avery Dennison”).

Pursuant to the Source Code Transition Agreement, the Company has acquired a non-exclusive, perpetual and royalty free license to a copy of the source code and associated documentation for the BOHA™ Control Center, BOHA™ Ops (including labeling, media, checklist and timer modules), and the BOHA™ Temp and BOHA™ Sense applications (the “Code”), subject to payment by the Company of the full purchase price of $2.55 million (“Purchase Price”).

This license allows the Company to use, modify, market, host, distribute, sublicense, copy and create derivative works of the Code for the Company’s business purposes. The Company will own any modifications it creates during the term of the Source Code Transition Agreement as well as after completion of the transition services, subject to claw-back if the Company fails to pay the Purchase Price and the professional fees for the transition services as described below. Any modifications that Avery Dennison develops during the performance of the transition services will be owned by Avery Dennison but are automatically included in the Code licensed to the Company.

The SOW sets out the milestones for the transition services, including delivery of source code and technical documentation; build pipeline set-up; hosting environment configuration; application training and monitoring; data cutover validation and 90 days of post-migration support phase.

Pursuant to the Source Code Transition Agreement, the Company will pay Avery Dennison the $2.55 million Purchase Price in three milestone installments. The first installment of $1.0 million is payable on the effective date of the Source Code Transition Agreement; the second installment of $0.775 million is payable upon acceptance of the hosting environment configuration phase under the SOW; and the third and final installment of $0.775 million is payable at the earlier of (i) completion of the support phase under the SOW and (ii) 12 months after the effective date of the Source Code Transition Agreement. In addition, in consideration for the transition services under the SOW, the Company will pay Avery Dennison fixed professional services fees of $1.007 million, in installments tied to project phases that run from Code delivery through platform cutover, support and data migration.

The foregoing description of the Source Code Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Source Code Transition Agreement. A copy of the Source Code Transition Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The following information is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” of Form 8-K.  Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On August 6, 2025, the Company issued a press release announcing its financial results for the quarter ended June 30, 2025.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On August 6, 2025, the Company issued a press release announcing the entry into the Source Code Transition Agreement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1†	Source Code Purchase and Perpetual License Agreement, dated as of August 5, 2025, by and between TransAct Technologies Incorporated and Avery Dennison Corporation.
99.1	Press Release dated August 6, 2025 of TransAct Technologies Incorporated announcing financial results for the quarter ended June 30, 2025.
99.2	Press Release dated August 6, 2025 of TransAct Technologies Incorporated announcing entry into Source Code Purchase and Perpetual License Agreement.
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: August 6, 2025